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                                                                    Exhibit 99.2


                                                       [LOGO] AT&T Latin America

NEWS RELEASE
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                AT&T LATIN AMERICA COMPLETES MERGER WITH FIRSTCOM
                                       AND
              BEGINS TRADING ON THE NASDAQ UNDER THE SYMBOL "ATTL"

          FIRST DAY OF TRADING MARKS OFFICIAL LAUNCH OF THE NEW COMPANY


FOR IMMEDIATE DISTRIBUTION - TUESDAY, AUGUST 29, 2000

         MIAMI - AT&T Latin America, the region's newest full-service telecommunications provider with operations in five Latin American countries, begins trading today of its Class A common shares on the NASDAQ National Market under the symbol ATTL.

         AT&T Latin America's public listing results from its merger with FirstCom Corporation, which was completed yesterday after a special meeting in New York for FirstCom shareholders. This merger is a key move in AT&T's strategic plan for Latin America, which began with AT&T's acquisition of two Latin American communications companies during the past year - Netstream in Brazil and Keytech LD in Argentina.

         "We are excited about the launch of AT&T Latin America, and look forward to working with the associates of this new company to serve the needs of business customers in the region," said C. Michael Armstrong, chairman and CEO of AT&T. "Patricio Northland and his team bring a strong entrepreneurial approach to the business, while sharing AT&T's standards of quality and service."

         "I am honored and delighted to lead AT&T Latin America Corp.," stated Patricio E. Northland, president and CEO of AT&T Latin America. "With an experienced team in place, I look forward to executing our business plan and achieving our mission of becoming a leading provider of advanced communications services to businesses in key Latin American markets."

         Ownership of the company on a fully diluted basis is as follows: AT&T Corp. will own approximately 58% in the form of Class B common shares; former FirstCom shareholders will own approximately 34% of the company; SL Participacoes, an affiliate of Promon, one of the leading engineering firms in Brazil and former owner of Netstream, will own approximately 7%, and the former owners of Keytech LD will own slightly less than 1%. Holders of Class A common stock have one vote per share and holders of Class B preferred stock have ten votes per share.

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         Former FirstCom shareholders are entitled to receive one share of Class
A common stock of AT&T Latin America for each share of FirstCom common stock they own.

         The AT&T Latin America Board of Directors will be comprised of Patricio
E. Northland, who will act as chairman, five AT&T Corp. representatives and three independent directors.

         AT&T Latin America is a U.S.-based organization with a strong in-country presence in Argentina, Brazil, Chile, Colombia, and Peru. Today the company has more than 1,100 employees and provides advanced, last-mile voice and data connectivity in key business markets in the five countries. As of June, 2000, AT&T Latin America's high speed fiber network reached more than 3,000 route kilometers or 95,000 fiber kilometers in eleven principal metropolitan areas in South America, and connects data and Internet customers in Brazil (more than 700), Chile (more than 1,000), Colombia (more than 400), and Peru (more than 500). It offers broadband communications services through its own high-speed networks, which are capable of carrying a variety of data, Internet, voice, video-conferencing and electronic commerce traffic over a common IP based platform.

         AT&T Latin America also intends to offer global connectivity through its linkages and relationships with AT&T Global Network Services (AGNS) and Concert, and to distribute the services offered by both entities. AGNS offers a portfolio of managed network services for enterprise connectivity, collaboration, and network outsourcing, while Concert offers facilities based communications solutions for multinational companies and other business customers and institutions worldwide.

         AT&T Latin America's goal is to become a strategic partner for each of its customers, providing the advanced communications services they need. The company intends to provide the knowledge and experience to partner with customers to make a lasting difference to their businesses.

ABOUT AT&T CORP.

         AT&T Corp.(WWW.ATT.COM) is among the world's premier voice, video and data communications companies, serving more than 80 million customers, including consumers, businesses and government. AT&T has annual revenues of more than $62 billion and 160,000 employees, and provides services to customers worldwide. Backed by the research and development capabilities of AT&T Labs, the company runs the world's largest, most sophisticated communications network, is the largest cable operator in the U.S., and has one of the largest digital wireless networks in North America.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE FOREGOING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE AT&T LATIN AMERICA AND FIRSTCOM'S ACTUAL RESULTS OR OUTCOMES TO BE MATERIALLY DIFFERENT FROM THOSE ANTICIPATED AND DISCUSSED IN THIS PRESS RELEASE. EXCEPT FOR HISTORICAL INFORMATION CONTAINED IN THIS PRESS RELEASE, THE MATTERS DISCUSSED CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO ECONOMIC, COMPETITIVE, GOVERNMENTAL AND TECHNOLOGICAL FACTORS DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH READERS ARE URGED TO READ CAREFULLY IN ASSESSING THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.



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A REGISTRATION STATEMENT RELATING TO AT&T LATIN AMERICA'S CLASS A STOCK HAS BEEN
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BUT HAS NOT YET BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH
OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

FOR FURTHER INFORMATION:

Lydia R. Rodriguez                                   Sue Fleming
AT&T Latin America                                   AT&T Corp.
305-774-2368 (office)                                908-221-8824
305-613-6767 (cell)                                  908-230-3042
lrrodriguez@att.com                                  suefleming@att.com

David J. Caouette                                    Lernardo Santiago
AT&T Corp.                                           Brainerd Communicators
908-221-6382                                         212-986-6667
caouette@att.com                                     santiago@braincomm.com